UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 4, 2016

SEARCHLIGHT MINERALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244
(Commission File Number)	(IRS Employer Identification No.)

2360 W. Horizon Ridge Pkwy, Suite #100, Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On February 4, 2016, the Board of Directors of Searchlight Minerals Corp. (the “Company”) appointed John E. Mack, a member of the Board since 2012, to serve as Chair of the Audit Committee. Upon his appointment, Mr. Mack succeed Robert D. McDougal. This appointment is effective immediately.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 11, 2016

SEARCHLIGHT MINERALS CORP.

By:	/s/ Martin B. Oring
Martin B. Oring President